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                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                AND SUBSIDIARIES

                                                                   EXHIBIT II
                                                                   ----------

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------



                                    Nine Months Ended         Three Months Ended
                                        July 31,                    July 31,
                                1 9 9 7         1 9 9 6       1 9 9 7        1 9 9 6
                                -------         -------       -------        -------
Primary earnings:
Net income (loss)            $(1,613,476)    $   159,438    $(1,704,655)  $     (673)

Shares:
  Weighted common shares
    outstanding                8,047,410       7,604,322      8,139,322    7,604,322
  Harriman options                    --         101,774             --           --
  Warrants to consultants             --              --             --           --
  Employee stock options              --         157,229             --           --
  Consultant stock options            --              --             --           --
  B warrants                          --              --             --           --
  Underwriter options                 --           5,230             --           --
                              ----------      ----------      ---------    ---------

Total weighted shares
  outstanding                  8,047,410       7,868,555      8,139,322    7,604,322
                              ----------      ----------      ---------    ---------

Primary earnings per
  common share               $      (.20)    $       .02     $     (.21)  $       --
                              ==========      ==========      =========    =========

Fully diluted earnings:
  Net income (loss)          $(1,613,476)    $   159,438    $(1,704,655)  $     (673)

Shares:
  Weighted common shares
    outstanding                8,047,410       7,604,322      8,139,322    7,604,322
  Harriman options                    --         101,774             --           --
  Warrants to consultants             --              --             --           --
  Employee stock options              --         157,229             --           --
  Consultant stock options            --              --             --           --
  B warrants                          --              --             --           --
  Underwriter options                 --           5,230             --           --
                              ----------      ----------      ---------    ---------

Total weighted shares
  outstanding                  8,047,410       7,868,555      8,139,322    7,604,322
                              ----------      ----------      ---------    ---------

Fully diluted earnings per
  common share               $      (.20)    $       .02    $      (.21)  $       --
                              ==========      ==========      =========    =========

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